UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 3, 2016

Catabasis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37467	26-3687168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Bldg. 1400E, Suite B14202 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 349-1971

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2016, Catabasis Pharmaceuticals, Inc. (the “Company”) and DWF IV One Kendall, LLC (“Divco”) entered into an amendment (the “Amendment”) to the Lease Agreement, dated December 17, 2010, by and between Divco and the Company, as amended (the “Lease”), under which the Company leases approximately 18,876 rentable square feet in a building located at One Kendall Square, Cambridge, Massachusetts, which serves as the Company’s corporate headquarters.

The Amendment extends the expiration date of the Lease term from June 30, 2017 to June 30, 2018.  Under the Amendment, the Company is obligated to pay Divco a monthly base rent of $113,256 beginning on March 1, 2017.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATABASIS PHARMACEUTICALS, INC.

Date: November 7, 2016	By:	/s/ Jill C. Milne

Jill C. Milne
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Third Amendment of Lease, dated as of November 3, 2016, by and between DWF IV One Kendall, LLC and Catabasis Pharmaceuticals, Inc.